EXHIBIT 10.120

PROMISSORY NOTE

Chicago, Illinois
$2,040,000.00	November 3, 2003

THIS PROMISSORY NOTE (this “Note”) is made as of the 3rd day of November, 2003, by HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), to the order of PLEASANT LAKE APTS. LIMITED PARTNERSHIP, an Ohio limited partnership (“Lender”).

DEFINITIONS

Borrower agrees that, for the purposes of this Note, the following terms shall have the following respective meanings ascribed thereto.

1.1                               “Dollars” shall mean dollars in lawful currency of The United States of America.

1.2                               “Default Rate” shall mean two percent (2%) per annum in excess of the Interest Rate but not in excess of the maximum interest rate permitted by law.

1.3                               “Interest Rate” shall mean eight percent (8%).

1.4                               “Loan” shall mean the loan made by the Lender to Borrower in the Original Principal Amount.

1.5                               “Maturity Date” shall mean August 3, 2004, or such earlier date the entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any other sums which are due and payable pursuant to the terms and provisions of this Note are due and payable by reason of the acceleration of the maturity of this Note.

1.6                               “Original Principal Amount” shall mean TWO MILLION FORTY THOUSAND DOLLARS ($2,040,000.00).

1.7                               “Outstanding Principal Balance” shall mean the aggregate of all sums advanced by Lender to or for the benefit of Borrower hereunder and not repaid.

II
PAYMENT OF INTEREST AND PRINCIPAL

For Value Received, Borrower hereby promises to pay to the order of Lender the principal amount of Two Million Forty Thousand Dollars ($2,040,000.00), together with interest as provided herein below as follows:

2.1                               Payment of Interest and Principal.  The Outstanding Principal Balance evidenced by this Note shall accrue interest at the rate (“Interest Rate”) of eight percent (8%) per annum, based on a year of 365 days.

2.2                               Prepayment Privileges.  This Note may be prepaid in whole or in part at any time and from time to time during the term hereof upon at least fifteen (15) days’ prior written notice to Lender. All partial prepayments shall be applied in inverse order of maturity and shall not extend or reduce the next installment due hereunder.

2.3                               Default Interest.  Subsequent to an Event of Default until cured, interest shall accrue on the Outstanding Principal Balance at the Default Rate.

2.4                               Principal and Interest at Maturity.  The entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any and all other sums which are due and payable pursuant to the terms and provisions of the Note shall be due and payable on the Maturity Date.

2.5                               Place of Payment.  Payments and prepayments to be made under this Note are to be made at such place as the legal holder of this Note may from time to time in writing appoint, and, in the absence of such appointment, then at the following address:

Pleasant Lake Apts. Limited Partnership
c/o Ramat Securities
23811 Chagrin Boulevard, #200
Beachwood, Ohio  44122

III
DEFAULTS AND REMEDIES

3.1                               Occurrence of Default; Acceleration of Maturity Date.  The failure by Borrower to make payment of principal or interest as same becomes due and payable or payment of any other amount due to Lender under this Note, within ten (10) days after written notice from Lender, shall constitute an event of default under this Note (an “Event of Default”).  Upon the occurrence of an Event of Default and at any time thereafter, at the election of the holder or holders hereof and without additional notice to Borrower, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become at once due and payable at the place of payment as aforesaid, and Lender may proceed to exercise any rights and remedies available to Lender against Borrower or with respect to this Note which Lender may have at law, in equity or otherwise.

3.2                               Nature of Remedies.  The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.  Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Event of Default.  No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Lender and then only to the extent specifically recited therein.  A waiver or release in connection with any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Lender’s rights or remedies hereunder.  Notice of the exercise of any right or remedy granted to Lender by this Note is not required to be given.

IV
OTHER GENERAL AGREEMENTS

4.1                               Notices.  Any notice which any party hereto may desire or may be required to give to any other party’ hereto shall be in writing, and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (iii) on the second (2nd) business day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or at such other place as such party may have designated to all other parties by notice in writing in accordance herewith:

(a)	If to Borrower:

C/o Horizon Group Properties, Inc.
77 West Wacker Drive, Suite 4200
Chicago, IL 60601
Attention:	Gary Skoien
Phone:	(312) 917-4227
Facsimile:	(312) 917-0911

With a copy to:

David A. Grossberg, Esq.
Schiff Hardin & Waite
6600 Sears Tower
Chicago, IL 60606
Phone:	(312) 258-5764
Facsimile:	(312) 258-5700

(b)	If to Lender:

PLEASANT LAKE APTS. LIMITED PARTNERSHIP
c/o Ramat Securities
23811 Chagrin Boulevard, #200
Beachwood, Ohio 44122
Attention:	Howard Amster
Phone:	(216) 595-1047
Facsimile:	(216) 595-0989

With a copy to:

Jennifer Lawry Adams, Esq.
Ulmer & Berne LLP
1300 East Ninth Street, Suite 900

Cleveland, Ohio 44114
Phone:	(216) 902-8935
Facsimile:	(216) 621-7488

4.2                               Governing Law.  Borrower agrees that this instrument and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Ohio, without reference to the conflict of law principles of such state.

4.3                               Interpretation.  The headings of sections and paragraphs in this Note are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof.  As used in this Note, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.  The parties hereto intend and believe that each provision in this Note comports with all applicable law.  However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties to the fullest possible extent that it is legal valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Borrower and the holder hereof under the remainder of this Note shall continue in full force and effect.  Time is of the essence of this Note.

4.4                               Successors, Holders and Assigns.  Upon any endorsement, assignment or other transfer of this Note by Lender or by operation of law, the term “Lender,” as used herein, shall mean such endorsee, assignee or other transferee or successor to Lender then becoming the holder of this Note.  This Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon the undersigned and its successors and assigns.  The term “Borrower”, as used herein, shall include its successors and assigns.

4.5                               Guarantee.  This Note is guaranteed by Horizon Group Properties, Inc., the general partner of Borrower.

IN WITNESS WHEREOF, Borrower has, through its duly authorized officers, executed and delivered this Note as of the day and year first above written.

BORROWER:

HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership

By:
Name:
Title: